                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 12.1

                 THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                             SIX MONTHS
                                               ENDED
                                              SEPT 30,              FISCAL YEAR ENDED MARCH 31,
RATIO OF EARNINGS TO FIXED CHARGES           ----------   --------------------------------------------------------
INCLUDING INTEREST ON DEPOSITS                  2006        2006        2005       2004        2003        2002
                                             ----------   ---------  ---------  ----------  ----------  ----------
                                                IFRS         IFRS       IFRS    Irish GAAP  Irish GAAP  Irish GAAP
                                              (euro)m      (euro)m    (euro)m    (euro)m     (euro)m     (euro)m
FIXED CHARGES
   Interest expense                            2,411        3,647      2,332      1,887       1,962       2,402
   Rental expense                                  9           17         18         16          12           7
                                               -----        -----      -----      -----       -----       -----
Total fixed charges                            2,420        3,664      2,350      1,903       1,974       2,409
                                               -----        -----      -----      -----       -----       -----
EARNINGS
Income before tax and Minority interest          887        1,599      1,310      1,170       1,013       1,085
Less Unremitted pre tax income/loss of
     associated undertakings and joint
     ventures                                     41           63         46         29          22           1
                                               -----        -----      -----      -----       -----       -----
Total earnings                                   928        1,662      1,356      1,199       1,035       1,086
                                               -----        -----      -----      -----       -----       -----

Fixed charges                                  2,420        3,664      2,350      1,903       1,974       2,409
Earnings before fixed charges                  3,348        5,326      3,706      3,102       3,009       3,495

Ratio of earnings to fixed charges             1.383        1.454      1.577      1.630       1.524       1.451

                                             SIX MONTHS
                                               ENDED
                                              SEPT 30,              FISCAL YEAR ENDED MARCH 31,
RATIO OF EARNINGS TO FIXED CHARGES           ----------   --------------------------------------------------------
EXCLUDING INTEREST ON DEPOSITS                  2006        2006        2005       2004        2003        2002
                                             ----------   ---------  ---------  ----------  ----------  ----------
                                                IFRS         IFRS       IFRS    Irish GAAP  Irish GAAP  Irish GAAP
                                              (euro)m      (euro)m    (euro)m    (euro)m     (euro)m     (euro)m
FIXED CHARGES
   Interest expense                            2,411        3,647      2,332      1,887        1,962      2,402
     Exclude interest on deposits              1,431        2,098      1,574      1,472        1,535      2,004
   Rental expense                                  9           17         18         16           12          7
                                               -----        -----      -----      -----        -----      -----
Total fixed charges                              989        1,566        776        431          439        405
                                               -----        -----      -----      -----        -----      -----
EARNINGS
Income before tax and Minority interest          887        1,599      1,310      1,170        1,013      1,085
Less Unremitted pre tax income/loss of
     associated undertakings and joint
     ventures                                     41           63         46         29           22          1
                                               -----        -----      -----      -----        -----      -----
Total earnings                                   928        1,662      1,356      1,199        1,035      1,086
                                               -----        -----      -----      -----        -----      -----

Fixed charges                                    989        1,566        776        431          439        405
Earnings before fixed charges                  1,917        3,228      2,132      1,630        1,474      1,491

Ratio of earnings to fixed charges             1.938        2.061      2.747      3.782        3.358      3.681